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GUIDANCE SOFTWARE, INC.
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Guidance Software Corrects Former Chairman’s Factual Errors

Reminds Stockholders of His Record of Poor Performance, Entrenchment

PASADENA, Calif. — April 8, 2016 — The Board of Directors of Guidance Software, Inc. (NASDAQ: GUID) today issued the following statement to correct key factual errors in a  letter to stockholders released April 4, 2016 by Shawn McCreight, the Company’s former Chief Technology Officer  and Chairman of the Board, who has launched a proxy fight following the termination of his employment by the Company.

False Statement #1: Mr. McCreight blames the current Board for the stock price decline, saying, “The stock lost 46% of its value from January 1, 2015 until I announced this proxy contest on February 10, 2016.”

Fact: During all but the final few weeks of this period, Mr. McCreight was the Chairman of the Board and the Company’s Chief Technology Officer and thus participated in all material strategic decisions during that period.

False Statement #2: McCreight states that his new cyber security product (EnCase 8) was “scheduled for release in Q1 of 2016”.

Fact:  The development schedule that Mr. McCreight presented to the Board in Autumn 2015 pushed said release into the middle of 2016. The Board questioned if that delayed timetable was realistic, given Mr. McCreight’s record of missed deadlines.

False Statement #3: Mr. McCreight questions whether the Company has issued new software, beyond “only two minor releases, adding: “…the Board may have intentionally misled the stockholders in an attempt to give the impression of progress” following what he calls “a risky strategy shift.”

Fact: First, the new EnCase® and EnForce™ products have been available for demonstration and sale to customers and partners as stated in our previous letter. We invite stockholders to schedule demonstrations by scheduling on line demonstrations beginning the week of April 11, 2016. Email your request to: investorrelations@guidancesoftware.com.

“In fact, in the last three years of Mr. McCreight’s leadership as Chairman of the Board and Chief Technical Officer, the Company saw declines in sales and market value. Under the new management team, which has been in place for approximately a year, the Company’s turnaround is underway, with encouraging customer wins, including wins with our biggest and best-known customers in the endpoint detection and response segment of cybersecurity, the segment that our strategy and new management is targeting and the segment that Mr. McCreight calls ‘highly speculative,’” the Board of Directors said.

“Mr. McCreight was removed as Chair and CTO because, in the opinion of the independent Directors following a careful review, his poor performance as a leader had hurt the Company’s performance. The Board is recommending that stockholders reject his proposals, which seek to give a 30% stockholder control of the Board without paying a premium and without providing a realistic strategic plan.

“The Board recommends that stockholders cast their proxy ballots on the WHITE card in favor of the six existing Directors, and reject Mr. McCreight’s proposals, which represent a step backward for stockholders.”

About Guidance Software:

Guidance Software, Inc. (GUID), the maker of the EnCase technology platform, is the gold standard in digital investigations and endpoint data security, helping organizations around the world lower business risk by providing the most complete visibility to data everywhere it’s stored—on the endpoint, across servers, and into the cloud. Guidance Software solutions are built for integration within a rich technology ecosystem, including Dropbox, HP, Cisco, Box, and Blue Coat Systems. Our field-tested and court-proven solutions are used with confidence by more than 70 of the Fortune 100 and hundreds of agencies worldwide. For more information about Guidance Software, please visit guidancesoftware.com, “Like” our Facebook page, follow us on Twitter, or follow our LinkedIn page.

Guidance Software®, EnCase®, EnScript®, EnCE™, EnCEP™, EnForce™, Linked Review™, EnPoint™ and Tableau™ are trademarks owned by Guidance Software and may not be used without prior written permission. All other trademarks and copyrights are the property of their respective owners.

Participants in the Solicitation

Guidance and its directors, executive officers and other employees and persons may be deemed to be “participants” in the solicitations of proxies from Guidance’s stockholders in connection with the upcoming annual meeting of the Company’s stockholders (the “Annual Meeting”). Guidance has filed a proxy statement (the “2016 Proxy Statement”) with the Securities Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Guidance’s stockholders in connection with the Proposals and their respective interests in Guidance by security holdings or otherwise is set forth in Guidance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016 (the “Annual Report”) and are included in the 2016 Proxy Statement and other materials filed with the SEC. To the extent holdings of Guidance’s securities have changed since the amounts printed in the Annual Report, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Important Additional Information and Where to Find It

Promptly after filing its definitive 2016 Proxy Statement with the SEC, Guidance mailed the definitive 2016 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, GUIDANCE’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT GUIDANCE WILL FILE WITH THE SEC WHEN THEY BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Guidance with the SEC in connection with the Annual Meeting at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Guidance’s website at http://investors.guidancesoftware.com/.

Forward-Looking Statements

This new release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for Guidance’s products will continue at current or greater levels, that new products will be successful, or that Guidance will continue to grow revenues, or be profitable. There are also risks that Guidance’s pursuit of providing network security and e-discovery technology might not be successful, or that if successful, it will not materially enhance Guidance’s financial performance; that Guidance could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact Guidance’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance’s periodic reports and registration statements filed with the Securities and Exchange Commission. Guidance specifically disclaims any responsibility for updating these forward-looking statements.

INVESTOR CONTACT

Rasmus van der Colff

Guidance Software, Inc.

626-768-4607

investorrelations@guidancesoftware.com